Investor Contacts: Jim McLemore, CFA President & CEO 337.237.8343

MidSouth Bancorp, Inc. Reports First Quarter 2017 Results
and Declares Quarterly Dividends

Quarterly Highlights

•	Diluted EPS $0.15 versus $0.17 for 1Q2016 and $0.12 for 4Q2016

•	Total energy loans declined $5.6 million to 18.2% of loans at period end

•	Loan loss reserve to total loans increased to 1.93% with $2.8 million provision

•	Direct C&I energy exposure 15.2% of loans with 6.5% reserve at period end

•	All regulatory capital ratios improved during the first quarter

LAFAYETTE, LA., April 27, 2017/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE:MSL) today reported quarterly net earnings available to common shareholders of $1.7 million for the first quarter of 2017, compared to net earnings available to common shareholders of $1.9 million reported for the first quarter of 2016 and $1.4 million in net earnings available to common shareholders for the fourth quarter of 2016. Diluted earnings for the first quarter of 2017 were $0.15 per common share, compared to $0.17 per common share reported for the first quarter of 2016 and $0.12 per common share reported for the fourth quarter of 2016.

Energy Lending Update

MidSouth Bank defines an energy loan as any loan where the borrower's ability to repay is disproportionately impacted by a prolonged downturn in energy prices. Under this definition, the Bank includes direct Commercial and Industrial (C&I) loans to energy borrowers, as well as Commercial Real Estate (CRE) loans, Residential Real Estate loans and loans to energy-related borrowers where the loan's primary collateral is cash and marketable securities.

Other comments on the Bank's energy lending:

•	Total energy loans, as defined above, decreased $5.6 million during 1Q17 to $231.8 million, or 18.2% of total loans, from 18.5% at December 31, 2016.

•	Direct C&I energy loans were $193.1 million or 15.2% of total loans and had a weighted average maturity of 3.2 years at March 31, 2017.

•	Energy-related CRE and residential real estate loans were $38.3 million or 3.0% of total loans at March 31, 2017.

•	Total criticized energy-related loans decreased $7.7 million, or 6.5%, during 1Q17 to $111.5 million and represented 48.1% of energy loans at March 31, 2017, versus 50.2% at December 31, 2016.

•	Seven energy loan relationships had rating changes during the quarter.

◦	One loan relationship totaling $108,000 was downgraded to Special Mention

◦	Five loan relationships totaling $23.4 million were downgraded to Substandard

◦	One loan relationship totaling $438,000 was upgraded to Pass

•	Three energy-related charge-offs totaled $657,000.

•	Cycle to date net charge-offs totaled $4.1 million, or 1.56% of December 31, 2014 energy loans, which was when the effects of declining oil prices began to surface.

•
Two new energy-related impairments totaling $177,000 were identified during 1Q17 and one additional impairment charge of $272,000 was recorded related to an existing impaired loan identified prior to 1Q17.

•
The energy reserve as a percentage of total energy loans, as defined, was 5.5% at March 31, 2017. The reserve attributable to C&I energy loans was approximately 6.5%. The reserve on all other energy loans was 1.0%.

•	The Bank has two Shared National Credits (SNCs) totaling $14.2 million in the energy portfolio at March 31, 2017 and both are rated as Substandard.

More information on our energy loan portfolio can be found on our website at MidSouthBank.com under Investor Relations/Presentations.

Balance Sheet

Consolidated assets remained constant at $1.9 billion for the quarters ended March 31, 2017 and 2016 and December 31, 2016. Our stable core deposit base, which excludes time deposits, totaled $1.4 billion at March 31, 2017 and December 31, 2016 and accounted for 90.4% and 90.0% of deposits at March 31, 2017 and December 31, 2016, respectively. Net loans totaled $1.247 billion at March 31, 2017 and 2016, compared to $1.260 billion at December 31, 2016.

MidSouth’s Tier 1 leverage capital ratio was 10.27% at March 31, 2017, compared to 10.11% at December 31, 2016. Tier 1 risk-based capital and total risk-based capital ratios were 13.14% and 14.40% at March 31, 2017, compared to 13.02% and 14.28% at December 31, 2016, respectively. Tier 1 common equity to total risk-weighted assets at March 31, 2017 was 8.91%, compared to 8.81% at December 31, 2016. Tangible common equity totaled $128.4 million at March 31, 2017, compared to $126.5 million at December 31, 2016. Tangible book value per share at March 31, 2017 was $11.28 versus $11.13 at December 31, 2016.

Asset Quality

Nonperforming assets totaled $58.9 million at March 31, 2017, a decrease of $6.1 million compared to $65.0 million reported at December 31, 2016. The decrease is primarily attributable to the payoff of four relationships during the quarter that were on non-accrual at December 31, 2016 and totaled $9.6 million. Allowance coverage for nonperforming loans increased to 42.96% at March 31, 2017, compared to 38.78% at December 31, 2016. The ALLL/total loans ratio was 1.93% at March 31, 2017 and 1.90% at December 31, 2016. Including valuation accounting adjustments on acquired loans, the total valuation accounting adjustment plus ALLL was 2.08% of loans at March 31, 2017. The ratio of annualized net charge-offs to total loans increased to 0.83% for the three months ended March 31, 2017 compared to 0.46% for the three months ended December 31, 2016, with $1.7 million, or 67.4% of first quarter net charge-offs attributable to loans reserved for in previous quarters.

Total nonperforming assets to total loans plus ORE and other assets repossessed was 4.62% at March 31, 2017 compared to 5.06% at December 31, 2016. Loans classified as troubled debt restructurings, accruing (“TDRs, accruing”) increased to $2.0 million at March 31, 2017 compared to $152,000 at December 31, 2016. Classified assets, including ORE, increased $14.2 million, or 10.6%, to $148.4 million at March 31, 2017 compared to $134.2 million at December 31, 2016. The increase in classified assets during the quarter ended March 31, 2017 is primarily due to the downgrade of two energy-related credits totaling $22.2 million. These increases to classified assets were partially offset by the payoff/paydown of $6.2 million of energy-related classified relationships during the first quarter as well as the payoff of $4.7 million of classified relationships not related to energy.

First Quarter 2017 vs. Fourth Quarter 2016 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders increased $293,000, from $1.4 million for the three months ended December 31, 2016 to $1.7 million for the three months ended March 31, 2017. Net interest income decreased $169,000 in sequential-quarter comparison. Noninterest income decreased $27,000 in sequential-quarter comparison.

Noninterest expense decreased $406,000 in sequential-quarter comparison and consisted primarily of decreases of $107,000 in occupancy expense, $108,000 in ATM and debit card expense, $135,000 in legal and professional fees and $107,000 in corporate development. These decreased costs were partially offset by a $121,000 increase in data processing costs. A reclass of certain hosted services subscriptions from corporate development into data processing at the beginning of 2017 caused the fluctuations in those two expense categories. The provision for loan losses increased $200,000 in sequential-quarter comparison. Income tax expense decreased $282,000.

Dividends on the Series B Preferred Stock issued to the Treasury as a result of our participation in the Small Business Lending Fund (“SBLF”) totaled $720,000 for the first quarter of 2017 based on a dividend rate of 9%, unchanged from $720,000 for the fourth quarter of 2016. Dividends on the Series C Preferred Stock issued with the December 28, 2012 acquisition of PSB Financial Corporation (“PSB”) totaled $91,000 for the three months ended March 31, 2017 and $92,000 for the three months ended December 31, 2016.

Fully taxable-equivalent (“FTE”) net interest income decreased $199,000 in sequential-quarter comparison. Interest income on loans decreased $437,000. The average yield on loans decreased 2 basis points, from 5.31% to 5.29%, and the average balance of loans decreased $3.3 million in sequential-quarter comparison. Excluding purchase accounting adjustments, the loan yield increased 3 basis points, from 5.19% to 5.22% during the same period. Interest income on investment securities increased $277,000 in sequential-quarter comparison. The average yield on investment securities increased 9 basis points, and the average balance of investment securities increased $27.5 million. The average yield on total earning assets increased 10 basis points for the same period, from 4.41% to 4.51%, respectively. As a result of these changes in volume and yield on earning assets, the FTE net interest margin increased 9 basis points, from 4.09% to

4.18%. Excluding purchase accounting adjustments, the FTE net interest margin, after reflecting a reclassification of certain credit card income to noninterest income, increased 13 basis points, from 3.98% for the fourth quarter of 2016 to 4.11% for the first quarter of 2017.

First Quarter 2017 vs. First Quarter 2016 Earnings Comparison

First quarter 2017 net earnings available to common shareholders totaled $1.7 million compared to $1.9 million for the first quarter of 2016. Revenues from consolidated operations increased $239,000 in quarterly comparison, from $22.9 million for the three months ended March 31, 2016 to $23.1 million for the three months ended March 31, 2017. Net interest income decreased $61,000 in quarterly comparison, resulting from a $16,000 decrease in interest income and a $45,000 increase in interest expense. Noninterest income increased $300,000 in quarterly comparison and consisted primarily of a $94,000 increase in ATM/debit card income and a $111,000 increase in service charges on deposits accounts.

Noninterest expenses increased $471,000 in quarterly comparison and consisted primarily of a $699,000 increase in salaries and employee benefits costs and a $163,000 increase in data processing costs, which were partially offset by a $101,000 decrease in marketing expense. The $699,000 increase in salaries and benefits costs included a $262,000 increase in group health costs, a $135,000 increase in incentive pay and $81,000 of sign-on bonuses. The provision for loan losses remained unchanged at $2.8 million in quarterly comparison. Income tax expense decreased $374,000 in quarterly comparison.

Dividends on preferred stock totaled $811,000 for the three months ended March 31, 2017 and $427,000 for the three months ended March 31, 2016. Dividends on the Series B Preferred Stock were $720,000 for the first quarter of 2017 and totaled $336,000 for the first quarter of 2016 based on a dividend rate of 4.2%. The dividend rate increased to 9% on February 25, 2016. Dividends on the Series C Preferred Stock issued with the December 28, 2012 acquisition of PSB Financial Corporation (“PSB”) totaled $91,000 for the three months ended March 31, 2017 and March 31, 2016.

FTE net interest income, after reflecting a reclassification of certain credit card income to noninterest income, decreased $89,000 in prior year quarterly comparison. Interest income on loans decreased $244,000 due to a decrease in the average yield on loans of 12 basis points. The average balance of loans increased $21.5 million in prior year quarterly comparison. Purchase accounting adjustments added 7 basis points to the average yield on loans for the first quarter of 2017 and 25 basis points to the average yield on loans for the first quarter of 2016. Excluding the impact of the purchase accounting adjustments, average loan yields decreased 3 basis points in prior year quarterly comparison, from 5.25% to 5.22%.

Investment securities totaled $449.0 million, or 23.2% of total assets at March 31, 2017, versus $440.1 million, or 22.6% of total assets at December 31, 2016. The investment portfolio had an effective duration of 4.1 years and a net unrealized loss of $1.2 million at March 31, 2017. The average volume of investment securities increased $19.1 million in prior year quarterly comparison. The average tax equivalent yield on investment securities increased 8 basis points, from 2.58% to 2.66%.

The average yield on all earning assets remained unchanged in prior year quarterly comparison at 4.51%. Excluding the impact of purchase accounting adjustments, the average yield on total earning assets increased 8 basis points, from 4.39% to 4.47% for the three-month periods ended March 31, 2016 and 2017, respectively.

Interest expense increased $45,000 in prior year quarterly comparison. Increases in interest expense included a $28,000 increase in interest expense on deposits and a $41,000 increase in interest expense on variable rate junior subordinated debentures. These increases were partially offset by a $23,000 decrease in interest expense on short-term FHLB advances. Excluding purchase accounting adjustments on acquired certificates of deposit and FHLB borrowings, the average rate paid on interest-bearing liabilities was 0.49% for the three months ended March 31, 2017 and 0.46% for the three months ended March 31, 2016.

As a result of these changes in volume and yield on earning assets and interest-bearing liabilities, the FTE net interest margin remained unchanged in prior year quarterly comparison at 4.18%. Excluding purchase accounting adjustments on loans, deposits and FHLB borrowings, the FTE margin increased 6 basis points, from 4.05% for the first quarter of 2016 to 4.11% for the first quarter of 2017.

Dividends

MidSouth’s Board of Directors announced a cash dividend was declared in the amount of $0.09 per share to be paid on its common stock on July 3, 2017 to shareholders of record as of the close of business on June 15, 2017. Additionally, a quarterly cash dividend of 1.00% per preferred share on its 4.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C was declared payable on July 17, 2017 to shareholders of record as of the close of business on July 3, 2017.

Leadership Transition

MidSouth also announced today in a separate press release changes to its executive management team, including the termination of employment of C.R. "Rusty" Cloutier as MidSouth's President and CEO and Troy M. Cloutier as MidSouth Bank's President and CEO and the appointment of James R. McLemore as interim President and CEO for MidSouth and MidSouth Bank, effective immediately.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a financial holding company headquartered in Lafayette, Louisiana, with assets of $1.9 billion as of March 31, 2017. MidSouth Bancorp, Inc. trades on the NYSE under the symbol “MSL.” Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank currently has 57 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 55,000 surcharge-free ATMs. Additional corporate information is available at MidSouthBank.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements include, among others, the expected performance of new hires, performance in non-energy related lending, expected loan loss provision and future operating results. Actual results may differ materially from the results anticipated in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans; increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 16, 2017 and in its other filings with the SEC. MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
EARNINGS DATA	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Total interest income	$19,531	$19,694	$19,667	$19,122	$19,547
Total interest expense	1,465	1,459	1,414	1,397	1,420
Net interest income	18,066	18,235	18,253	17,725	18,127
FTE net interest income	18,279	18,478	18,472	17,946	18,368
Provision for loan losses	2,800	2,600	2,900	2,300	2,800
Non-interest income	5,044	5,071	5,152	5,139	4,744
Non-interest expense	17,230	17,636	17,114	17,041	16,759
Earnings before income taxes	3,080	3,070	3,391	3,523	3,312
Income tax expense	589	871	993	1,030	963
Net earnings	2,491	2,199	2,398	2,493	2,349
Dividends on preferred stock	811	812	811	811	427
Net earnings available to common shareholders	$1,680	$1,387	$1,587	$1,682	$1,922

PER COMMON SHARE DATA
Basic earnings per share	0.15	0.12	0.14	0.15	0.17
Diluted earnings per share	0.15	0.12	0.14	0.15	0.17
Quarterly dividends per share	0.09	0.09	0.09	0.09	0.09
Book value at end of period	15.37	15.25	15.58	15.56	15.38
Tangible book value at period end (Non-GAAP)(*)	11.28	11.13	11.44	11.40	11.19
Market price at end of period	15.30	13.60	10.40	10.04	7.63
Shares outstanding at period end	11,383,914	11,362,716	11,362,716	11,362,705	11,362,150
Weighted average shares outstanding
Basic	11,264,394	11,271,948	11,262,282	11,255,042	11,261,644
Diluted	11,282,491	11,273,302	11,262,710	11,255,178	11,261,644

AVERAGE BALANCE SHEET DATA
Total assets	$1,932,818	$1,960,436	$1,927,351	$1,921,004	$1,931,904
Loans and leases	1,274,213	1,277,555	1,268,270	1,256,133	1,252,742
Total deposits	1,569,188	1,591,814	1,562,193	1,562,680	1,552,217
Total common equity	174,785	176,747	177,866	175,994	175,479
Total tangible common equity (Non-GAAP)(*)	128,124	129,821	130,662	128,516	127,722
Total equity	215,895	217,857	218,976	217,112	216,599

SELECTED RATIOS
Annualized return on average assets, operating (Non-GAAP)(*)	0.35%	0.28%	0.33%	0.35%	0.40%
Annualized return on average common equity, operating (Non-GAAP)(*)	3.89%	3.12%	3.55%	3.81%	4.41%
Annualized return on average tangible common equity, operating (Non-GAAP)(*)	5.31%	4.25%	4.83%	5.22%	6.05%
Pre-tax, pre-provision annualized return on average assets, operating (Non-GAAP)(*)	1.23%	1.15%	1.30%	1.21%	1.27%
Efficiency ratio, operating (Non-GAAP)(*)	74.51%	75.67%	73.04%	74.49%	73.28%
Average loans to average deposits	81.20%	80.26%	81.19%	80.38%	80.71%
Taxable-equivalent net interest margin	4.18%	4.09%	4.17%	4.11%	4.18%
Tier 1 leverage capital ratio	10.27%	10.11%	10.27%	10.25%	10.17%

CREDIT QUALITY
Allowance for loan and lease losses (ALLL) as a % of total loans	1.93%	1.90%	1.83%	1.69%	1.63%
Nonperforming assets to tangible equity + ALLL	30.34%	33.88%	32.98%	32.77%	30.83%
Nonperforming assets to total loans, other real estate owned and other repossessed assets	4.62%	5.06%	5.03%	4.97%	4.64%
Annualized QTD net charge-offs to total loans	0.83%	0.46%	0.32%	0.40%	0.47%

(*) See reconciliation of Non-GAAP financial measures on pages 14-16.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

BALANCE SHEET	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Assets
Cash and cash equivalents	$78,471	$82,228	$126,667	$98,535	$112,410
Securities available-for-sale	357,803	341,873	316,145	318,239	302,151
Securities held-to-maturity	91,242	98,211	103,412	109,420	113,623
Total investment securities	449,045	440,084	419,557	427,659	415,774
Other investments	11,362	11,355	11,339	11,036	11,195
Total loans	1,272,000	1,284,082	1,272,800	1,262,389	1,250,049
Allowance for loan losses	(24,578)	(24,372)	(23,268)	(21,378)	(20,347)
Loans, net	1,247,422	1,259,710	1,249,532	1,241,011	1,229,702
Premises and equipment	68,216	68,954	69,778	68,468	68,482
Goodwill and other intangibles	46,516	46,792	47,069	47,346	47,622
Other assets	33,907	34,217	29,978	28,469	31,366
Total assets	$1,934,939	$1,943,340	$1,953,920	$1,922,524	$1,916,551

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$426,998	$414,921	$403,301	$383,797	$383,684
Interest-bearing deposits	1,145,946	1,164,509	1,181,906	1,176,269	1,174,519
Total deposits	1,572,944	1,579,430	1,585,207	1,560,066	1,558,203
Securities sold under agreements to repurchase	89,807	94,461	95,210	85,786	87,879
Long-term FHLB advances	25,318	25,424	25,531	25,638	25,744
Junior subordinated debentures	22,167	22,167	22,167	22,167	22,167
Other liabilities	8,641	7,482	7,679	10,926	6,704
Total liabilities	1,718,877	1,728,964	1,735,794	1,704,583	1,700,697
Total shareholders' equity	216,062	214,376	218,126	217,941	215,854
Total liabilities and shareholders' equity	$1,934,939	$1,943,340	$1,953,920	$1,922,524	$1,916,551

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Income Statements (unaudited)
(in thousands except per share data)

				Percent Change
EARNINGS STATEMENT	Three Months Ended			1Q17 vs. 4Q16	1Q17 vs. 1Q16
	3/31/2017	12/31/2016	3/31/2016

Interest income:
Loans, including fees	$16,437	$16,697	$16,404	(1.6)%	0.2%
Investment securities	2,734	2,427	2,494	12.6%	9.6%
Accretion of purchase accounting adjustments	185	362	462	(48.9)%	(60.0)%
Other interest income	175	208	187	(15.9)%	(6.4)%
Total interest income	19,531	19,694	19,547	(0.8)%	(0.1)%

Interest expense:
Deposits	935	936	920	(0.1)%	1.6%
Borrowings	411	422	436	(2.6)%	(5.7)%
Junior subordinated debentures	208	197	167	5.6%	24.6%
Accretion of purchase accounting adjustments	(89)	(96)	(103)	(7.3)%	(13.6)%
Total interest expense	1,465	1,459	1,420	0.4%	3.2%

Net interest income	18,066	18,235	18,127	(0.9)%	(0.3)%
Provision for loan losses	2,800	2,600	2,800	7.7%	—%
Net interest income after provision for loan losses	15,266	15,635	15,327	(2.4)%	(0.4)%

Noninterest income:
Service charges on deposit accounts	2,480	2,479	2,369	—%	4.7%
ATM and debit card income	1,703	1,682	1,609	1.2%	5.8%
Gain on securities, net (non-operating)(*)	6	—	—	-	-
Mortgage lending	143	164	109	(12.8)%	31.2%
Other charges and fees	712	746	657	(4.6)%	8.4%
Total non-interest income	5,044	5,071	4,744	(0.5)%	6.3%

Noninterest expense:
Salaries and employee benefits	8,689	8,726	7,990	(0.4)%	8.7%
Occupancy expense	3,624	3,731	3,597	(2.9)%	0.8%
ATM and debit card	721	829	785	(13.0)%	(8.2)%
Legal and professional fees	385	520	383	(26.0)%	0.5%
FDIC premiums	397	387	429	2.6%	(7.5)%
Marketing	280	349	381	(19.8)%	(26.5)%
Corporate development	316	423	335	(25.3)%	(5.7)%
Data processing	621	500	458	24.2%	35.6%
Printing and supplies	183	158	188	15.8%	(2.7)%
Expenses on ORE, net	79	59	194	33.9%	(59.3)%
Amortization of core deposit intangibles	277	277	277	—%	—%
Other non-interest expense	1,658	1,677	1,742	(1.1)%	(4.8)%
Total non-interest expense	17,230	17,636	16,759	(2.3)%	2.8%
Earnings before income taxes	3,080	3,070	3,312	0.3%	(7.0)%
Income tax expense	589	871	963	(32.4)%	(38.8)%
Net earnings	2,491	2,199	2,349	13.3%	6.0%
Dividends on preferred stock	811	812	427	(0.1)%	89.9%
Net earnings available to common shareholders	$1,680	$1,387	$1,922	21.1%	(12.6)%

Earnings per common share, diluted	$0.15	$0.12	$0.17	25.0%	(11.8)%

Operating earnings per common share, diluted (Non-GAAP)(*)	$0.15	$0.12	$0.17	25.0%	(11.8)%

(*) See reconciliation of Non-GAAP financial measures on pages 14-16.

Note: Prior period information presented above has been adjusted to reflect a reclass of certain credit card income from interest income to other non-interest income as well as certain wire fee income from other non-interest income into service charges on deposit accounts.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Composition of Loans and Deposits and Asset Quality Data (unaudited)
(in thousands)

COMPOSITION OF LOANS	March 31,	December 31,	Mar 17 vs Dec 16	September 30,	June 30,	March 31,	Mar 17 vs Mar 16
	2017	2016	% Change	2016	2016	2016	% Change
Commercial, financial, and agricultural	$469,815	$459,574	2.2%	$463,031	$456,264	$441,160	6.5%
Lease financing receivable	969	1,095	(11.5)%	1,449	1,641	1,590	(39.1)%
Real estate - construction	100,248	100,959	(0.7)%	96,365	96,331	84,790	18.2%
Real estate - commercial	464,859	481,155	(3.4)%	464,853	463,142	467,648	(0.6)%
Real estate - residential	159,426	157,872	1.0%	155,653	148,379	149,961	6.3%
Installment loans to individuals	75,258	82,660	(9.0)%	88,537	94,522	103,181	(27.1)%
Other	1,425	767	85.8%	2,912	2,110	1,719	(17.1)%

Total loans	$1,272,000	$1,284,082	(0.9)%	$1,272,800	$1,262,389	$1,250,049	1.8%

COMPOSITION OF DEPOSITS
	December 31,	December 31,	Mar 17 vs Dec 16	September 30,	June 30,	March 31,	Mar 17 vs Mar 16
	2017	2016	% Change	2016	2016	2016	% Change
Noninterest bearing	$426,998	$414,921	2.9%	$403,301	$383,798	$383,684	11.3%
NOW & other	489,789	472,484	3.7%	465,850	467,987	472,309	3.7%
Money market/savings	505,669	539,815	(6.3)%	557,068	544,256	534,854	(5.5)%
Time deposits of less than $100,000	75,579	75,940	(0.5)%	78,785	80,158	80,802	(6.5)%
Time deposits of $100,000 or more	74,909	76,270	(1.8)%	80,203	83,867	86,554	(13.5)%

Total deposits	$1,572,944	$1,579,430	(0.4)%	$1,585,207	$1,560,066	$1,558,203	0.9%

ASSET QUALITY DATA
	December 31,	December 31,		September 30,	June 30,	March 31,
	2017	2016		2016	2016	2016
Nonaccrual loans	$56,443	$62,580		$60,522	$59,865	$53,714
Loans past due 90 days and over	775	268		968	56	258
Total nonperforming loans	57,218	62,848		61,490	59,921	53,972
Other real estate	1,643	2,175		2,317	2,735	3,908
Other repossessed assets	30	16		283	263	265
Total nonperforming assets	$58,891	$65,039		$64,090	$62,919	$58,145

Troubled debt restructurings, accruing	$1,995	$152		$153	$154	$5,675

Nonperforming assets to total assets	3.04%	3.35%		3.28%	3.27%	3.03%
Nonperforming assets to total loans + ORE + other repossessed assets	4.62%	5.06%		5.03%	4.97%	4.64%
ALLL to nonperforming loans	42.96%	38.78%		37.84%	35.68%	37.70%
ALLL to total loans	1.93%	1.90%		1.83%	1.69%	1.63%

Quarter-to-date charge-offs	$2,906	$1,835		$1,161	$1,425	$1,594
Quarter-to-date recoveries	312	339		151	156	130
Quarter-to-date net charge-offs	$2,594	$1,496		$1,010	$1,269	$1,464
Annualized QTD net charge-offs to total loans	0.83%	0.46%		0.32%	0.40%	0.47%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Loan Portfolio - Quarterly Roll Forward (unaudited)
(in thousands except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
LOAN ACTIVITY

Loans originated	$63,141	$91,332	$74,797
Repayments	(72,179)	(64,528)	(60,252)
Increases on renewals	3,940	5,259	2,307
Change in lines of credit	(4,798)	(19,990)	(30,920)
Change in allowance for loan losses	(206)	(1,104)	(1,336)
Other	(2,186)	(791)	473
Net change in loans	$(12,288)	$10,178	$(14,931)

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Tangible Common Equity to Tangible Assets and Regulatory Ratios (unaudited)
(in thousands)

COMPUTATION OF TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	March 31, 2017	March 31, 2016

Total equity	$216,062	$215,854
Less preferred equity	41,110	41,120
Total common equity	174,952	174,734
Less goodwill	42,171	42,171
Less intangibles	4,345	5,451
Tangible common equity	$128,436	$127,112

Total assets	$1,934,939	$1,916,551
Less goodwill	42,171	42,171
Less intangibles	4,345	5,451
Tangible assets	$1,888,423	$1,868,929

Tangible common equity to tangible assets	6.80%	6.80%

REGULATORY CAPITAL

Common equity tier 1 capital	$131,660	$128,483
Tier 1 capital	194,269	191,770
Total capital	212,820	209,848

Regulatory capital ratios:
Common equity tier 1 capital ratio	8.91%	8.90%
Tier 1 risk-based capital ratio	13.14%	13.28%
Total risk-based capital ratio	14.40%	14.53%
Tier 1 leverage ratio	10.27%	10.17%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Quarterly Yield Analysis (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2017			December 31, 2016			September 30, 2016			June 30, 2016			March 31, 2016

		Tax			Tax			Tax			Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$382,105	$2,327	2.44%	$348,673	$1,965	2.25%	$354,770	$1,983	2.24%	$349,433	$1,940	2.22%	$358,623	$2,036	2.27%
Tax-exempt securities	60,618	620	4.09%	66,549	705	4.24%	60,544	635	4.20%	60,972	641	4.21%	64,971	699	4.30%
Total investment securities	442,723	2,947	2.66%	415,222	2,670	2.57%	415,314	2,618	2.52%	410,405	2,581	2.52%	423,594	2,735	2.58%
Federal funds sold	3,571	6	0.67%	3,261	5	0.60%	2,703	3	0.43%	3,655	3	0.32%	3,843	5	0.51%
Time and interest bearing deposits in other banks	41,785	85	0.81%	90,527	125	0.54%	64,444	83	0.50%	76,042	97	0.50%	74,271	94	0.50%
Other investments	11,355	84	2.96%	11,342	78	2.75%	11,253	95	3.38%	11,232	90	3.21%	11,189	88	3.15%
Loans	1,274,213	16,622	5.29%	1,277,555	17,059	5.31%	1,268,270	17,087	5.36%	1,256,133	16,572	5.31%	1,252,742	16,866	5.41%
Total interest earning assets	1,773,647	19,744	4.51%	1,797,907	19,937	4.41%	1,761,984	19,886	4.49%	1,757,467	19,343	4.43%	1,765,639	19,788	4.51%
Non-interest earning assets	159,171			162,529			165,367			163,537			166,265
Total assets	$1,932,818			$1,960,436			$1,927,351			$1,921,004			$1,931,904

Interest-bearing liabilities:
Deposits	$1,155,407	$935	0.33%	$1,179,174	$929	0.31%	$1,170,660	$915	0.31%	$1,176,387	$903	0.31%	$1,180,581	$907	0.31%
Repurchase agreements	92,571	234	1.03%	94,609	241	1.01%	88,560	236	1.06%	85,479	233	1.10%	85,756	233	1.09%
Federal funds purchased	—	—	—%	—	—	—%	—	—	—%	2	—	—%	—	—	—%
Short-term FHLB advances	—	—	—%	—	—	—%	—	—	—%	—	—	—%	22,802	23	0.40%
Long-term FHLB advances	25,370	88	1.39%	25,474	92	1.41%	25,581	93	1.42%	25,687	91	1.40%	25,794	90	1.38%
Junior subordinated debentures	22,167	208	3.75%	22,167	197	3.48%	22,167	170	3.00%	22,167	170	3.03%	22,167	167	2.98%
Total interest bearing liabilities	1,295,515	1,465	0.46%	1,321,424	1,459	0.44%	1,306,968	1,414	0.43%	1,309,722	1,397	0.43%	1,337,100	1,420	0.43%
Non-interest bearing liabilities	421,408			421,155			401,407			394,170			378,205
Shareholders' equity	215,895			217,857			218,976			217,112			216,599
Total liabilities and shareholders' equity	$1,932,818			$1,960,436			$1,927,351			$1,921,004			$1,931,904

Net interest income (TE) and spread		$18,279	4.05%		$18,478	3.97%		$18,472	4.06%		$17,946	4.00%		$18,368	4.08%

Net interest margin			4.18%			4.09%			4.17%			4.11%			4.18%

Core net interest margin (Non-GAAP)(*)			4.11%			3.98%			4.05%			4.02%			4.05%

(*) See reconciliation of Non-GAAP financial measures on pages 14-16.

Note: Prior period information presented above has been adjusted to reflect a reclass of certain credit card income from interest income to non-interest income.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)

     Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. We are providing disclosure of the reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures. "Tangible common equity" is defined as total common equity reduced by intangible assets. "Core net interest margin" is defined as reported net interest margin less purchase accounting adjustments. "Annualized return on average assets, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average assets. "Annualized return on average common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average common equity. "Annualized return on average tangible common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average tangible common equity. "Pre-tax, pre-provision annualized return on average assets, operating" is defined as pre-tax, pre-provision earnings adjusted for specified one-time items divided by average assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding. "Diluted earnings per share, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by diluted weighted-average shares. The GAAP-based efficiency ratio is measured as noninterest expense as a percentage of net interest income plus noninterest income. The non-GAAP efficiency ratio excludes specified one-time items in addition to securities gains and losses and gains and losses on the sale/valuation of other real estate owned and other assets repossessed.

     We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.

		Three Months Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
		2017	2016	2016	2016	2016
Average Balance Sheet Data

Total average assets	A	$1,932,818	$1,960,436	$1,927,351	$1,921,004	$1,931,904

Total equity		$215,895	$217,857	$218,976	$217,112	$216,599
Less preferred equity		41,110	41,110	41,110	41,118	41,120
Total common equity	B	$174,785	$176,747	$177,866	$175,994	$175,479
Less intangible assets		46,661	46,926	47,204	47,478	47,757
Tangible common equity	C	$128,124	$129,821	$130,662	$128,516	$127,722

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)

		Three Months Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
Core Net Interest Margin		2017	2016	2016	2016	2016

Net interest income (TE)		$18,279	$18,478	$18,472	$17,946	$18,368
Less purchase accounting adjustments		(274)	(458)	(493)	(341)	(565)
Net interest income, excluding purchase accounting adjustments	D	$18,005	$18,020	$17,979	$17,605	$17,803

Total average earnings assets		$1,773,647	$1,797,907	$1,761,984	$1,757,467	$1,765,639
Add average balance of loan valuation discount		1,964	2,316	2,634	2,931	3,323
Average earnings assets, excluding loan valuation discount	E	$1,775,611	$1,800,223	$1,764,618	$1,760,398	$1,768,962

Core net interest margin	D/E	4.11%	3.98%	4.05%	4.02%	4.05%

		Three Months Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
Return Ratios		2017	2016	2016	2016	2016

Net earnings available to common shareholders		$1,680	$1,387	$1,587	$1,682	$1,922
Gain on sales of securities, after-tax		(4)	—	—	(13)	—
Net earnings available to common shareholders, operating	F	$1,676	$1,387	$1,587	$1,669	$1,922

Earnings before income taxes		$3,080	$3,070	$3,391	$3,523	$3,312
Gain on sales of securities		(6)	—	—	(20)	—
Provision for loan losses		2,800	2,600	2,900	2,300	2,800
Pre-tax, pre-provision earnings, operating	G	$5,874	$5,670	$6,291	$5,803	$6,112

Annualized return on average assets, operating	F/A	0.35%	0.28%	0.33%	0.35%	0.40%
Annualized return on average common equity, operating	F/B	3.89%	3.12%	3.55%	3.81%	4.41%
Annualized return on average tangible common equity, operating	F/C	5.31%	4.25%	4.83%	5.22%	6.05%
Pre-tax, pre-provision annualized return on average assets, operating	G/A	1.23%	1.15%	1.30%	1.21%	1.27%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)

		Three Months Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
Per Common Share Data		2017	2016	2016	2016	2016

Book value per common share		$15.37	$15.25	$15.58	$15.56	$15.38
Effect of intangible assets per share		4.09	4.12	4.14	4.16	4.19
Tangible book value per common share		$11.28	$11.13	$11.44	$11.40	$11.19

		Three Months Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
Efficiency Ratio		2017	2016	2016	2016	2016

Net interest income		$18,066	$18,235	$18,253	$17,725	$18,127

Noninterest income		$5,044	$5,071	$5,152	$5,139	$4,744
Net gain on sale of securities		(6)	—	—	(20)	—
Noninterest income (non-GAAP)		$5,038	$5,071	$5,152	$5,119	$4,744

Total revenue	H	$23,110	$23,306	$23,405	$22,864	$22,871
Total revenue (non-GAAP)	I	$23,104	$23,306	$23,405	$22,844	$22,871

Noninterest expense	J	$17,230	$17,636	$17,114	$17,041	$16,759
Net (loss) gain on sale/valuation of other real estate owned		(15)	—	(19)	(24)	(144)
Noninterest expense (non-GAAP)	K	$17,215	$17,636	$17,095	$17,017	$16,615

Efficiency ratio (GAAP)	J/H	74.56%	75.67%	73.12%	74.53%	73.28%

Efficiency ratio (non-GAAP)	K/I	74.51%	75.67%	73.04%	74.49%	72.65%